Exhibit 99.2

HCP UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2006 AND FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE THREE MONTHS ENDED MARCH 31, 2006

HEALTH CARE PROPERTY INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care Property Investors, Inc. (“HCP”), CNL Retirement Properties, Inc. (“CRP”) and CNL Retirement Corp., the external advisor to CRP (the “Advisor”) as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005. The historical consolidated financial statements of HCP are contained in its Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Current Report on Form 8-K filed June 30, 2006 on file with the SEC. The historical consolidated financial statements of CRP and the Advisor are included as Exhibits 99.3, 99.4, 99.5 and 99.6 in this Current Report on Form 8-K. The historical financial information with respect to HCP for the year ended December 31, 2005 has been restated to reflect as discontinued operations the results of operations of certain properties that were initially classified as discontinued operations during the first quarter of 2006. The unaudited pro forma condensed consolidated financial statements relate to the proposed merger of CRP with and into Ocean Aquisition 1, Inc., a wholly owned subsidiary of HCP (the “Merger”), and the proposed merger of the Advisor with and into Ocean Acquisition 2, LLC, a wholly owned subsidiary of HCP (the “Advisor Merger”). The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 has been prepared as if the Merger and the Advisor Merger and the incurrence of debt by HCP to finance the acquisitions of CRP and the Advisor had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2006 and for the year ended December 31, 2005 have been prepared as if the Merger and the Advisor Merger had occurred as of January 1, 2005 and reflects the incurrence of debt by HCP in order to finance the acquisition of CRP, including the cash consideration needed for the Merger. The allocation of the purchase price of CRP and the Advisor as reflected in these unaudited pro forma condensed consolidated financial statements has, with the assistance of independent valuation specialists, been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of HCP's management, all significant adjustments necessary to reflect the effects of the Merger and the Advisor Merger that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

A final determination of the fair values of CRP's and the Advisor's assets and liabilities, which cannot be made prior to the completion of the transactions, will be based on the actual net tangible and intangible assets of CRP and the Advisor that exist as of the date of completion of the transactions. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated balance sheet does not include restructuring charges and other related liabilities expected to result from HCP's integration of CRP and the Advisor as these are not presently estimable. In addition to the completion of the valuation, the impact of ongoing integration activities, the timing of completion of the transactions and other changes in CRP's and the Advisor's net tangible and intangible assets that occur prior to completion of the transactions could cause material differences in the information presented. Furthermore, following consummation of the transaction, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in CRP's historical financial statements and the pro forma financial statements.

The  unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP, CRP and the Advisor.

HEALTH CARE PROPERTY INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2006
(In thousands)

	HCP Historical(A)	CRP Historical	CRP Reclassifications(B)	CRP Reclassified	CRP Pro Forma Adjustments(C)		Advisor Historical	Advisor Pro Forma Adjustments(M)		CRP/Advisor Eliminations		Consolidated Pro Forma HCP
ASSETS
Real estate:
Real estate	$4,032,556	$3,273,386	$—	$3,273,386	$1,203,008	(D)	$—	$—		$—		$8,508,950
Less accumulated depreciation and amortization	633,765	180,953	—	180,953	(180,953	)(D)	—	—		—		633,765

Net real estate	3,398,791	3,092,433	—	3,092,433	1,383,961		—	—		—		7,875,185

Direct financing leases	—	491,239		491,239	3,318	(E)	—	—		—		494,557
Loans receivable, net:
Joint venture partners and affiliates	7,006	—	34,000	34,000	—		—	—		—		41,006
Others	145,638	—	—	—	—		—	—		—		145,638
Investments in and advances to unconsolidated joint ventures	49,058	—	—	—	—		—	—		—		49,058
Accounts receivable, net of allowance	13,696	19,848	—	19,848	—		—	—		—		33,544
Cash and cash equivalents	55,957	102,204	—	102,204	—		1,427	270	(N)	—		159,858
Restricted cash	2,694	22,767	—	22,767	—		—	—		—		25,461
Intangibles, net	51,556	110,580	—	110,580	137,349	(F)	—	54,400	(O)	(54,400	)(S)	326,441
					113,336	(F)		2,900	(O)
					(110,580	)(F)		21,300	(O)
Goodwill	—	5,791	—	5,791	(5,791	)(G)	—	42,353	(P)	—		42,353
Other assets, net	64,420	204,577	(34,000)	170,577	16,375	(H)	4,314	(200	)(N)	(259	)(S)	120,668
					(110,330	)(H)		(946	)(Q)
					(15,900	)(H)
					(7,383	)(H)

Total assets	$3,788,816	$4,049,439	$—	$4,049,439	$1,404,355		$5,741	$120,077		$(54,659)		$9,313,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank lines of credit	$375,000	$105,000	$—	$105,000	$154,525	(I)	$—	$5,900	(I)	$—		$535,425
					(105,000	)(I)
Bridge and term financing	—	—	—	—	2,940,281	(I)	—	—		—		2,940,281
Senior unsecured notes	1,476,215	—	—	—	—		—	—		—		1,476,215
Mortgage debt	268,654	1,353,713	—	1,353,713	(21,990	)(J)	—	—		—		1,600,377
Construction loans	—	108,472	—	108,472	—			—		—		108,472
Entrance fee bonds payable	—	101,188	—	101,188	—		—	—		—		101,188
Accounts payable, other liabilities and deferred revenue	104,648	73,234	—	73,234	54,400	(K)	3,795	—		(54,400	)(S)	257,787
				—	86,779	(K)				(259	)(S)
				—	(4,744	)(K)
				—	(5,666	)(K)

Total liabilities	2,224,517	1,741,607	—	1,741,607	3,098,585		3,795	5,900		(54,659)		7,019,745

Minority interests	156,794	8,270	—	8,270	—		—	—		—		165,064

Stockholders’ equity:
Preferred stock	285,173	—	—	—	—		—	—		—		285,173
Common stock	136,842	2,642	—	2,642	22,853	(L)	2	4,379	(R)	—		164,074
					(2,642	)(L)		(2	)(R)
Additional paid-in capital	1,457,108	2,373,850	—	2,373,850	583,429	(L)	1,944	111,794	(R)	—		2,151,331
					(950	)(L)		(50	)(R)
					(2,373,850	)(L)		(1,944	)(R)
Cumulative net income	1,579,034	—	—	—	—		—	—		—		1,579,034
Cumulative dividends	(2,052,009)	—	—	—	—		—	—		—		(2,052,009)
Cumulative distributions in excess of net income	—	(84,641)	—	(84,641)	84,641	(L)	—	—		—		—
Accumulated other comprehensive income	1,357	7,711	—	7,711	(7,711	(L)	—	—		—		1,357

Total stockholders’ equity	1,407,505	2,299,562	—	2,299,562	(1,694,230)		1,946	114,177		—		2,128,960

Total liabilities and stockholders’ equity	$3,788,816	$4,049,439	$—	$4,049,439	$1,404,355		$5,741	$120,077		$(54,659)		$9,313,769

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2005
(In thousands, except per share data)

	HCP Historical(A)	CRP Historical	CRP Reclassifications(B)	CRP Reclassified	CRP Pro Forma Adjustments		Advisor Historical	Advisor Pro Forma Adjustments		CRP/Advisor Eliminations		Consolidated Pro Forma HCP
Revenues and other income:
Rental and other revenues	$450,477	$—	$321,649	$321,649	$44,554	(T)	$—	$—		$—		$769,109
					(1,422	)(T)
					(46,672	)(T)
					523	(T)
Seniors’ housing rental income	—	237,892	(237,892)	—	—		—	—		—		—
Earned income from direct financing leases	—	61,202	—	61,202	(138	)(U)	—	—		—		61,064
FF&E reserve income	—	7,500	(7,500)	—	—		—	—		—		—
Contingent rent	—	3,955	(3,955)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	72,302	(72,302)	—	—		—	—		—		—
Equity income (loss) from unconsolidated joint ventures	(1,123)	227	—	227	—		—	—		—		(896)
Acquisition fees	—	—	—	—	—		6,349	—		(6,349	)(CC)	—
Debt acquisition fees	—	—	—	—	—		13,789	—		(13,789	)(CC)	—
Management fees	—	—	—	—	—		19,144	—		(19,144	)(CC)	—
Interest and other income	26,154	4,202	—	4,202	—		3,035	—		(3,035	)(CC)	30,356

	475,508	387,280	—	387,280	(3,155)		42,317	—		(42,317)		859,633

Costs and expenses:
Interest	107,201	76,171	—	76,171	173,477	(V)	—	—		—		$365,358
					3,418	(V)
					10,667	(V)
					(5,576	)(V)
Depreciation and amortization	106,342	98,446	—	98,446	27,421	(W)	—	—		—		245,704
					7,445	(W)		6,050	(Y)
Operating	58,983	—	26,443	26,443	484	(X)	—	—		—		85,910
Seniors’ housing property expenses	—	1,075	(1,075)	—	—		—	—		—		—
Medical facilities operating expenses	—	25,368	(25,368)	—	—		—	—		—		—
General and administrative	32,767	21,376	2,706	24,082	—		22,779	—		(3,035	)(CC)	76,593
Asset management fees paid to related party	—	18,641	—	18,641	—		—	—		(18,641	)(CC)	—
Provision for doubtful accounts	—	3,082	(3,082)	—	—

	305,293	244,159	(376)	243,783	217,336		22,779	6,050		(21,676)		773,565

Income before minority interests	170,215	143,121	376	143,497	(220,491)		19,538	(6,050)		(20,641)		86,068
Minority interests	(12,950)	(706)	—	(706)	—		—	—		—		(13,656)

Earnings before income taxes	157,265	142,415	376	142,791	(220,491)		19,538	(6,050)		(20,641)		72,412
Income tax expense (benefit)	(700)		376	376	—		7,473	(7,473	)(Z)	—		(324)

Income from continuing operations	157,965	142,415	—	142,415	(220,491)		12,065	1,423		(20,641)		72,736
Less: preferred stock dividends	(21,130)	—	—	—	—		—	—		—		(21,130)

Income from continuing operations applicable to common shares	$136,835	$142,415	$—	$142,415	$(220,491)		$12,065	$1,423		$(20,641)		$51,606

Income from continuing operations per common share—basic(AA)	$1.02			$0.57								$0.32

Income from continuing operations per common share—diluted(AA)	$1.01			$0.57								$0.32

Weighted-average shares used to calculate income per common share:
Basic(AA)	134,673			248,298	22,853	(BB)		4,379	(BB)			161,905

Diluted(AA)	135,560			248,298	22,853	(BB)		4,379	(BB)			162,792

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the three months ended March 31, 2006
(In thousands, except per share data)

	HCP Historical(A)	CRP Historical	CRP Reclassifications(B)	CRP Reclassified	CRP Pro Forma Adjustments		Advisor Historical	Advisor Pro Forma Adjustments		CRP/Advisor Eliminations		Consolidated Pro Forma HCP
Revenues and other income:
Rental and other revenues	$122,126	$—	$87,998	$87,998	$9,892	(T)	$—	$—		$—		$208,676
					(356	)(T)
					(11,115	)(T)
					131	(T)
Seniors’ housing rental income	—	62,265	(62,265)	—	—		—	—		—		—
Earned income from direct financing leases	—	15,969	—	15,969	(35	)(U)	—	—		—		15,934
FF&E reserve income	—	1,992	(1,992)	—	—		—	—		—		—
Contingent rent	—	101	(101)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	23,640	(23,640)	—	—		—	—		—		—
Equity income (loss) from unconsolidated joint ventures	3,822	2	—	2	—		—	—		—		3,824
Acquisition fees	—	—	—	—	—		2,581	—		(2,581	)(CC)	—
Debt acquisition fees	—	—	—	—	—		4,328	—		(4,328	)(CC)	—
Management fees	—	—	—	—	—		5,127	—		(5,127	)(CC)	—
Interest and other income	15,747	1,609	—	1,609	—		626	—		(626	)(CC)	17,356

	141,695	105,578	—	105,578	(1,483)		12,662	—		(12,662)		245,790

Costs and expenses:
Interest	32,093	23,187	—	23,187	43,369	(V)	—	—		—		$99,370
					995	(V)
					1,010	(V)
					(1,284	)(V)
Depreciation and amortization	30,679	26,952	—	26,952	6,855	(W)	—	—		—		67,860
					1,861	(W)		1,513	(Y)
Operating	17,564	—	7,767	7,767	121	(X)	—	—		—		25,452
Seniors’ housing property expenses	—	283	(283)	—	—		—	—		—		—
Medical facilities operating expenses	—	7,484	(7,484)	—	—		—	—		—		—
General and administrative	8,742	4,744	1,328	6,072	—		5,553	—		(626	)(CC)	19,741
Asset management fees paid to related party	—	5,098	—	5,098	—		—	—		(5,098	)(CC)	—
Provision for doubtful accounts	—	1,523	(1,523)	—	—		—	—		—

	89,078	69,271	(195)	69,076	52,927		5,553	1,513		(5,724)		212,423

Income before minority interests	52,617	36,307	195	36,502	(54,410)		7,109	(1,513)		(6,938)		33,367
Minority interests	(3,777)	(86)	—	(86)	—			—		—		(3,863)

Earnings before income taxes	48,840	36,221	195	36,416	(54,410)		7,109	(1,513)		(6,938)		29,504
Income tax expense (benefit)	—	—	195	195	—		2,719	(2,719	)(Z)	—		195

Income from continuing operations	48,840	36,221	—	36,221	(54,410)		4,390	1,206		(6,938)		29,309
Less: preferred stock dividends	(5,283)	—	—	—	—		—	—		—		(5,283)

Income from continuing operations applicable to common shares	$43,557	$36,221	$—	$36,221	$(54,410)		$4,390	$1,206		$(6,938)		$24,026

Income from continuing operations per common share—basic(AA)	$0.32			$0.14								$0.15

Income from continuing operations per common share—diluted(AA)	$0.32			$0.14								$0.15

Weighted-average shares used to calculate income per common share:
Basic(AA)	136,040			257,507	22,853	(BB)		4,379	(BB)			163,272

Diluted(AA)	136,856			257,507	22,853	(BB)		4,379	(BB)			164,088

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

Health Care Property Investors, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)                              Includes reclassification of certain HCP amounts as follows:

Balance Sheet:

• Real estate assets held for sale were reclassified to “Other assets, net” from “Real estate” by HCP.

Statement of Income:

• Income taxes have been reclassified from “General and administrative” to a separate line item.

(B)                                Includes the following reclassifications to conform certain CRP amounts with HCP’s presentation:

Balance Sheet:

• Loans receivable by CRP have been reclassified to “Loans receivable, net—joint venture partners and affiliates” from “Other assets, net”.

Statement of Income:

• “Senior housing rental income,” “FF&E reserve income,” “Contingent rent,” and “Medical facilities rental income and other revenues” have been reclassified to “Rental and other revenues”.

• “Senior Housing property expenses” and “Medical facilities operating expenses” have been reclassified to “Operating”.

• “Provision for doubtful accounts” has been reclassified to “General and administrative”.

• Income taxes have been reclassified from “General and administrative” to a separate line item.

(C)                                In the Merger, each CRP stockholder will receive 0.0865 of a share of HCP common stock and $11.1293 in cash, without interest, for each share of CRP common stock that the stockholder owns immediately prior to the effective date of the merger.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of shares of CRP common stock outstanding at March 31, 2006 and $26.53, which represents the average of closing trading prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 29 and 30, and May 1, 2 and 3, 2006). The calculation of the Merger consideration and total purchase price follows (dollar amounts in thousands):

Calculation of CRP purchase price
Issuance of 22,852,680 shares of HCP common stock (based on a conversion ratio of 0.0865) exchanged for 264,192,829 shares of CRP common stock	$606,282
Payment of aggregate cash consideration	2,940,281

Total Merger consideration	3,546,563
CRP secured debt and bonds outstanding at book value	1,668,373
Adjustment to record CRP secured debt and bonds at fair value under purchase accounting	(21,990)
All other CRP liabilities at book value	73,234
Adjustment to record CRP liabilities at fair value under purchase accounting	130,769
CRP minority interest at book value	8,270
Estimated fees and other expenses related to the Merger	33,150

Total purchase price	$5,438,369

The calculation of the estimated fees and other expenses related to the Merger is as follows (in thousands):

Advisory fees	$17,850
Legal, accounting and other fees and costs	6,850
Share registration and issuance costs	950
Debt assumption fees	7,500

Total	$33,150

(D)                               CRP’s real estate assets have been adjusted to their estimated fair values as of March 31, 2006 and CRP’s historical accumulated depreciation balance is eliminated when real estate assets are recorded at fair value.

(E)                                 Adjustment reflects CRP’s existing fixed rate direct financing leases at their estimated fair value based on HCP management’s estimates of current market rates for direct financing leases. The payments on the assumed leases are estimated on average to be above market.

(F)                                 Adjustments to CRP’s historical balance of intangible assets are as follows (in thousands):

Recognition of lease-up related in-place lease intangible assets	$137,349
Recognition of assets associated with the acquired in-place leases that have favorable market rental rates	113,336
Elimination of intangible assets	(110,580)

$140,105

(G)                                Adjustment reflects the elimination of CRP’s historical goodwill.

(H)                               Adjustments to CRP’s historical balance of other assets are as follows (in thousands):

Deferral of issuance costs associated with debt issued in the Merger	$16,375
Elimination of historical straight-line rent balance	(110,330)
Elimination of historical deferred debt issuance costs	(15,900)
Elimination of historical deferred leasing costs	(7,383)

$(117,238)

(I)                                    Borrowings under lines of credit and short-term borrowings are assumed to fund the cash consideration and other associated costs of the Merger aggregating $3.0 billion. HCP expects to: (i) borrow $160.425 million on its existing lines of credit to pay the combined estimated transaction costs of the Merger and the Advisor Merger of $39.05 million, the costs associated with debt issued in the Merger of $16.375 million, and the outstanding balance of CRP’s line of credit of $105 million; and (ii) obtain a 365-day bridge loan financing of $1.3 billion and a 2-year term loan of $1.5 billion. The portion of the bridge financing is expected to be repaid after the Merger with borrowings under new credit facilities.

(J)                                   Adjustment reflects CRP’s existing fixed rate debt at its estimated fair value based on HCP management’s estimates of the interest rates that would be available to HCP for the issuance of debt with similar terms and remaining maturities. The fixed rate debt of CRP will be assumed by HCP in the Merger. The interest rates on the assumed debt are considered to be below market.

Estimated market interest rates assumed to compute the fair value adjustments of CRP’s existing fixed rate debt ranged from 5.95% to 6.45%.

(K)                               Adjustments to CRP’s historical balance of other liabilities are as follows (in thousands):

Recognition of liability associated with the acquired advisory agreement between the Advisor and CRP	$54,400
Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	86,779
Elimination of historical intangible liabilities	(4,744)
Elimination of historical deferred revenues	(5,666)

$130,769

(L)                                 Adjustments represent the elimination of historical CRP balances and the issuance of shares of HCP common stock in the Merger. The shares of HCP common stock issued are valued as follows (dollar amounts in thousands, except per share data):

Number of shares issued	22,852,680
Assumed price of shares of HCP common stock	$26.53

Value of shares issued	$606,282
Less: share registration and issuance costs	(950)

Total value of shares issued	$605,332
The total value of the shares of HCP common stock issued is presented as follows:
Par value, $1.00 par value per share	$22,853
Additional paid-in capital	583,429
Less: share registration and issuance costs	(950)

$605,332

(M)                            HCP has also agreed to acquire the Advisor for 4,378,923 shares of HCP common stock. The Merger and the Advisor Merger are each conditioned upon the consummation of the other.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on an average trading price of HCP’s common stock of $26.53, which represents the average of the closing prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 29, 30 and May, 1, 2 and 3, 2006).

The calculation of the Merger consideration and total purchase price is as follows (dollar amounts in thousands):

Calculation of Advisor purchase price
Issuance of 4,378,923 shares of HCP common stock	$116,173
All Advisor liabilities at book value	3,795
Estimated fees and other expenses related to the Merger	5,900

Total purchase price	$125,868

The calculation of the estimated fees and other expenses related to the Merger is as follows:

Advisory fees	$500
Legal, accounting and other fees and costs	5,350
Share registration and issuance costs	50

Total	$5,900

(N)                               Adjustment reflects the cash of $270,000 that the Advisor will receive in exchange for CRP shares owned by it, with a book value of $200,000 at March 31, 2006.

(O)                               Represents intangible assets associated with the advisory agreement between the Advisor and CRP of $54.4 million, employee non-compete agreements of $2.9 million, and a non-compete agreement with CNL Financial Group, CNL Real Estate Group and two other named individuals of $21.3 million.

(P)                                 Represents the recognition of goodwill for the excess of the purchase price over the fair value of the assets acquired and liabilities assumed.

(Q)                               Fixed assets and other receivables have been adjusted to their estimated fair values.

(R)                                Adjustments reflect the elimination of historical Advisor equity balances and the issuance of shares of HCP common stock in the Merger. The shares of HCP common stock issued are valued as follows (dollars in thousands, except per share data):

Number of shares issued	4,378,923
Assumed price of shares of HCP common stock	$26.53

Value of shares issued	$116,173
Less: share registration and issuance costs	(50)

Total value of shares issued	$116,123

The total value of the shares of HCP common stock issued is reported as follows:
Par value, $1.00 par value per share	$4,379
Additional paid-in capital	111,794
Less: share registration and issuance costs	(50)

$116,123

(S)                                 Represents the elimination of the intangible for advisory agreement between the Advisor and CRP of $54.4 million, which is an asset to the Advisor and an obligation to CRP (See Note K and Note O), and the elimination of management fees payable of $259,000 to the Advisor from CRP.

(T)                                Adjustments to rental income and other revenues are as follows (in thousands):

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed Merger date of January 1, 2005	$44,554	$9,892
Recognize the amortization of above- and-below market lease intangibles	(1,422)	(356)
Remove CRP’s historical straight-line rent adjustment	(46,672)	(11,115)
Eliminate CRP’s historical amortization of above- and below-market lease intangibles	523	131

	$(3,017)	$(1,448)

(U)                               Earned income from direct financing leases is adjusted to reflect market rates for interest rates at May 1, 2006 (the date that the Merger agreement was executed). (See Note E)

(V)                                Adjustments to interest expense are as follows (in thousands):

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
Incremental increase in interest expense associated with new debt issued in the Merger and Advisor Merger	$173,477	$43,369
Increase in interest expense resulting from the amortization of the discount recognized at the Merger date to adjust the assumed CRP secured debt at fair value	3,418	995
Increase in interest expense resulting from the amortization of debt issuance costs associated with the new debt issued in the Merger and Advisor Merger	10,667	1,010
Eliminate historical debt issuance costs and loan premium amortization	(5,576)	(1,284)

	$181,986	$44,090

The pro forma increase in interest expense as a result of the assumed issuance of new debt in the Merger is calculated using market rates management believes would have been available to HCP for the lines of credit and short-term borrowings assumed to have been issued as of May 1, 2006 (the date that the Merger Agreement was executed). Each (1)/8 of 1% increase in the annual interest assumed with respect to the debt will increase pro forma interest expense by $3.675 million for the year ended December 31, 2005 and $919,000 for the three months ended March 31, 2006.

(W)                           Adjustments to depreciation expense are as follows (in thousands):

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
Represents the increase in real estate depreciation expense as a result of the recording of CRP’s real estate its estimated fair value at the assumed Merger date of January 1, 2005	$27,421	$6,855
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	7,445	1,861

	$34,866	$8,716

An estimated useful life of 45 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in-place leases, an average remaining lease term of 9.1 years was used to compute amortization expense.

(X)                               Operating expenses are adjusted to include amortization of below market-ground lease intangibles.

(Y)                                Depreciation and amortization is adjusted to include the amortization of non-compete contract intangibles. A 4 year period was used to compute amortization expense.

Management of HCP expects that the Merger and Advisor Merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that HCP will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustments cannot be factually supported within the SEC regulations governing the preparation of pro forma financial statements until such time as the operations of the companies have been fully integrated. Additionally, no adjustment has been made for anticipated property tax increases resulting from the Merger since HCP expects that such increases will not be significant.

(Z)                                Income taxes of the Advisor have been eliminated as a result of the Advisor Merger, which is assumed as of January 1, 2005. As a condition to closing of the Merger with CRP, the Advisor Merger is assumed to have been consummated; at the closing of the Advisor Merger, the Advisor will be Merged into a Qualifying REIT Subsidiary “QRS”, which assuming the Merger with the Advisor was effective as of January 1, 2005, would eliminate the Advisor’s income tax obligations.

(AA)                    The calculations of basic and diluted earnings from continuing operations attributable to common stock per share are as follows (in thousands, except per share data):

	Year Ended December 31, 2005			Three Months Ended March 31, 2006
	HCP Historical	Reclassified CRP	Pro Forma HCP	HCP Historical	Reclassified CRP	Pro Forma HCP
Income from continuing operations	$157,965	$142,415	$72,736	$48,840	$36,221	$29,309
Less: preferred stock dividends	(21,130)	—	(21,130)	(5,283)	—	(5,283)
Earnings from continuing operations attributable to common shares	$136,835	$142,415	51,606	$43,557	$36,221	$24,026
Weighted-average shares used to calculate earnings per common share—Basic	134,673	248,298	161,905	136,040	257,507	163,272
Incremental weighted-average effect of potentially dilutive instruments	887	—	887	816	—	816
Adjusted weighted-average shares used to calculate earnings per common share—Diluted	135,560	248,298	162,792	136,856	257,507	164,088
Earnings from continuing operations per common share—Basic	$1.02	$0.57	$0.32	$0.32	$0.14	$0.15
Earnings from continuing operations per common share—Diluted	$1.01	$0.57	$0.32	$0.32	$0.14	$0.15

(BB)                        The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the periods presented, adjusted for the assumed issuance of 27.23 million shares of HCP common stock on a weighted-average basis for the year ended December 31, 2005, and the three months ended March 31, 2006.

(CC)                        Represent the elimination of acquisition, debt acquisition, management and other fees earned by the Advisor from CRP. Because acquisition fees and debt acquisition fees paid by CRP to the Advisor are capitalized by CRP, only management fees and other fees are eliminated within costs and expenses.